EXHIBIT 23.2

CONSENT OF ERNST & YOUNG AB

We consent to the incorporation by reference in the within Registration Statements on Form S-8 of Private Media Group, Inc. of our report dated April 11, 2002, with respect to the consolidated financial statements of Private Media Group, Inc. as of December 31, 2001, and for the year then ended, which report appears in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2003.

Stockholm,	Sweden

January	25, 2005

Ernst	& Young AB

/s/ TOM BJORKLUND